SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________

FORM 8-K
_________________
CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 15, 2006
_________________
SUB-URBAN BRANDS, INC.
(Exact name of registrant as specified in its charter)
_________________

Nevada	333-109903	47-0926492
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		ID Number)

8723 Bellanca Ave, Bldg. A, Los Angeles, CA 90045
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (213) 229-2885

2222 E. Washington Blvd, Suite B Los Angeles, CA 90021
(Former address of principal executive offices)
_________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement
Item 2.03	Creation of a Direct Financial Obligation

On August 15, 2006, Sub-Urban Brands, Inc. (the “Company”) entered into a lease with LBA Industrial Fund - GBK, Inc. (the “Landlord”) covering approximately 10,632 square feet in the premises located at 8723 Bellanca Ave, Bldg A, Los Angeles, CA 90045. The lease is effective as of August 21, 2006, expires on October 31, 2009 and will be used by the Company for general office and operational purposes. The Company’s lease at its current 2222 E. Washington Blvd. location will expire and will not be renewed.

Beginning on August 21, 2006, the Company shall pay to the Landlord base rent as follows:

Period	Base Rent/Month
08/21/06 - 08/31/06	$3,169.02 (partial month)
09/01/06 - 09/30/06	$8,930.88
10/01/06 - 1/31/07	$4,465.44
02/1/07 - 08/31/07	$8,930.88
09/1/07 - 08/31/08	$9,249.84
09/1/08 - 10/31/09	$9,568.80

The lease also includes existing furnishings including furniture, equipment, chairs and workstations.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b) Effective August 17, 2006, the Company announced the resignation of Mr. John Koufis as Director of the Company.

Item 9.01	Financial Statements and Exhibits

Exhibit No.	Description

4.1	Lease by and between Sub-Urban Brands, Inc. and LBA Industrial Fund - GBK, Inc.

   ‘
SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUB-URBAN BRANDS, INC

Date: August 18, 2006	/s/ Jack Mott
Jack Mott, Chief Financial Officer